EXHIBIT 10.30

         *CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR
                            CONFIDENTIAL TREATMENT.

                               FINDER'S AGREEMENT

THIS FINDER'S AGREEMENT (this "Agreement") is made as of this 22nd day of June, 2006, by and between Smart Energy Solutions, Inc., a corporation organized and existing under the laws of the State of Nevada, United States, having its principal place of business at 207 Piaget Avenue, Clifton, NJ 07011("Company") and Carter Group, Inc., a corporation organized and existing under the laws of the State of Florida, having its principal place of business at 5108 Fairway Oaks Drive, Windermere, FL 34786 ("Finder")

                                WITNESSETH; that

WHEREAS, Company is the exclusive owner and has all right, title, and interest in and to proprietary products currently referred to as the "Battery Brain" (the "Product");

WHEREAS, Finder is engaged in the business of, among other things, the design, sales, and marketing of electronic controllers to the automotive and other industries;

WHEREAS, the parties hereto have reached an understanding pursuant to which Company will pay Finder a Fee (as defined in Section 3 hereof) in connection with the execution of any contract, purchase order or other agreement, or provision of the Products resulting from Finder's referral to Company of Product sales opportunities with any automobile manufacturers ("Opportunities").

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Appointment of Finder and Term. Company appoints Finder as its exclusive provider of marketing and sales lead generation services (the "Services") in connection with Opportunities with the automobile manufacturers set forth in Exhibit A attached hereto and made a part hereof, which may be amended in writing from time to time by the parties hereto (individually, "Target OEM"). The Term of this Agreement shall be for a period of eighteen (18) months, commencing on the date hereof, unless earlier terminated pursuant to Section 7 hereof (the "Term"). The Term may be renewed for successive eighteen (18) month periods upon mutual written agreement of the parties hereto.

2. Finder's and Company's Obligations. Following the execution of this Agreement, Finder shall, from time-to-time but in no event less than quarterly, provide to Company the identity of Opportunities, including introductions to certain executives and/or employees of the companies or organizations representing such Opportunities, for the sale of the Product.

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

3. Finder's Fee. In the event (i) Company executes a contract with a Target OEM to provide the Product, or (ii) otherwise provides the Product to a Target OEM without a written contract, Company shall pay Finder a fee equal to * (the "Fee") of the gross revenue generated by Company as a result of the Product provided to any such Target OEM. Payment of the Fee shall be made quarterly, within ten (10) days following the end of each fiscal quarter of the Company.

4. Confidentiality. Finder and Company shall regard as confidential and proprietary (i) all information communicated to either of them ("Receiving Party") by the other ("Disclosing Party") in connection with this Agreement or the business of Disclosing Party (which information shall at all times be the property of Disclosing Party), and (ii) all third party confidential information which has been provided in confidence to Disclosing Party and which is disclosed to Receiving Party on a need-to-know basis solely for the benefit of Disclosing Party (such information is hereinafter collectively referred to as "Information"). Receiving Party shall not, without Disclosing Party's prior written consent, at any time (a) use the Information for any purpose other than in connection with Receiving Party's performance hereunder for the benefit of Disclosing Party or (b) disclose any portion of the Information to third parties. Receiving Party shall promptly at the termination of this Agreement return to Disclosing Party all the Information which is in written or tangible form (including, without limitation, all copies, summaries and notes of the contents thereof), regardless of the party causing the same to be in such form. For purposes of this Agreement, Information shall not mean Information previously known to Receiving Party, or Information provided by a third party not bound by this Agreement, or Information which otherwise becomes known to Receiving Party through no unlawful act, or Information that Receiving Party independently develops outside of the work being performed under this Agreement; nor shall the disclosure of Information be prohibited, to the extent that the Information is required to be disclosed by law or regulatory authority.

5. Exclusivity. During the term of this Agreement, Finder will not enter into any activity, employment or business arrangement which conflicts with Company's interests or the Finder's obligations under this Agreement, without the prior written consent of Company. Finder will advise Company of its position with respect to any activity, employment or business arrangement contemplated by it, which may be relative to this paragraph, and Finder agrees to disclose any such plans to Company prior to implementation thereof. Likewise, during the term of this Agreement, Company will not, directly or indirectly, market the Product to Target OEMs, or engage any other person or entity either as a "finder", manufacturer's representative, distributor, or otherwise to market or sell the Product to Target OEMs.


-------------------------------------
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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

6. Finder's Representations and warranties. Finder represents and warrants to Company that (i) it has and will have full power and authority to enter into, and fully to perform, this Agreement and that no agreement or understanding with any other person, firm, or corporation exists or will exist which would interfere with Finder's obligations hereunder or which would violate any agreement or understanding with any other person, firm or corporation; (ii) the disclosure to Company of any information by Finder in connection with Finder' performance pursuant to this Agreement does not contravene any confidentiality obligation Finder may have to any third party; and (iii) all payments made under this Agreement constitute compensation for the services performed by Finder hereunder.

7. Company's Representations and Warranties. Company represents and warrants to Finder that (i) he has and will have full power and authority to enter into, and fully to perform, this Agreement and that no agreement or understanding with any other person, firm, or corporation exists or will exist which would interfere with Company's obligations hereunder or which would violate any agreement or understanding with any other person, firm or corporation; and (ii) Company has all applicable and necessary license to perform the Services, and the Services provided by Company do not contravene any applicable law.

8. Right to Review Records. Each party shall have the right to review during normal business hours records of the other party pertaining to the performance of this Agreement, regardless of the manner or form in which such records are maintained by such party.

9. Termination. Either party may terminate this Agreement upon one hundred eighty (180) days written notice by either party delivered to the non-terminating party at the address listed in paragraph 12, or immediately if a Default (as defined below) by the other party has occurred and is continuing by giving written notice thereof to the defaulting party. Except as otherwise specifically provided herein, the termination of this Agreement shall not relieve the parties of any obligation accruing with respect to this Agreement prior to such termination. The term "Default" shall mean any of the following events:

         (a) failure by a party to comply with or to perform any provision of this Agreement and continuance of such failure for ten (10) days after notice thereof to such party;

         (b) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subjected to, a suit for the appointment of a receiver; or is dissolved or liquidated; or

         (c) any warranty or representation made by a party is this Agreement is breached or is false or misleading in any material respect.

In the event of termination of this Agreement, such termination shall not relieve the parties of any obligation accruing with respect to this Agreement prior to such termination. Provided, however, that to the extent Company continues to provide the Product to a Target OEM, then Finder shall remain entitled to receive the Fee associated therewith for so long as such Target OEM remains a customer of Company; provided, further, that in the event Company enters into a contract or otherwise commences to provide the Product to a Target OEM within twenty-four (24) months after the termination of this Agreement, then Finder shall be entitled to the Fee in connection such Opportunity.

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

10. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

11. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements and understandings of the parties, written or oral, with respect thereto. This Agreement may only be amended or modified pursuant to a written instrument duly executed by both parties.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall, unless otherwise expressly provided, be deemed given if delivered personally or transmitted by telecopy or mailed by registered or certified first class mail to the persons at the following addresses, changes to which each party shall specify by like notice to the other party:

    If to Finder, to Carter Group, Inc., 5108 Fairway Oaks Drive, Windermere, FL 34786. Attention: President.

    If to Company, to Smart Energy Solutions, Inc., 207 Piaget Avenue, Clifton, NJ 07011. Attention: President.

13. Waivers. No failure or delay to exercise any power, right or remedy under this Agreement shall operate as a waiver, nor shall the waiver of a breach of any provision of this Agreement operate as a waiver of any subsequent breach. Any and all remedies which either party may have under this Agreement shall be in addition to, and not in lieu of any other remedies, all such remedies being cumulative.

14. Severability. If any provision of this Agreement shall to any extent be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

15. Governing Law. This Agreement and the rights and obligations of the parties under it shall be governed by, construed and interpreted in accordance with, the laws of the State of New Jersey.

16. Dispute Resolution; Arbitration; Waiver of Jury Trial.

         (a) Initial Dispute Resolution. In the event of any dispute relating to this Agreement or the breach, termination or validity thereof, the party making the claim will give notice to the other party setting forth the matters in dispute. The parties shall negotiate in good faith to resolve such dispute for thirty (30) days following the receiving party's receipt of such notice of dispute. If the parties hereto shall not have resolved the dispute within such thirty (30) day period, the items in dispute will be exclusively and finally determined and settled by binding arbitration in accordance with this Section 16, in which case either party may submit the dispute to arbitration in accordance with the procedures set forth below.

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

         (b) Arbitration Rules. Any claim, controversy or dispute concerning questions of fact or law arising out of or relating either to this Agreement in connection with the performance by either party hereto, or to the threatened, alleged, or actual breach thereof by either party hereto which is not disposed of by mutual agreement pursuant to Section 16(a) hereof, shall be settled by arbitration, to be held in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), before an arbitrator jointly selected by Company and Finder. If the parties are unable to agree upon a single arbitrator, each party will select one arbitrator from the AAA list and the two arbitrators shall select a third arbitrator from the AAA list. The decision of the arbitrator shall be final, conclusive, and binding upon the parties hereto. Judgment upon an award rendered by the arbitrator may be entered in any court of competent jurisdiction. Except as otherwise specifically provided in this clause, neither party hereto shall institute any action or proceeding against the other party hereto in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this clause. The law to be applied in any such arbitration shall be that law referenced in Section 15 hereof.

         (c) Waiver of Jury Trial. THE PARTIES AGREE AND ACKNOWLEDGE THAT THEY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, and shall apply to any subsequent amendments, renewals, or modifications to this Agreement or any Exhibit to this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

18. Public Announcements; Disclosure. Each party hereto shall consult with the other party prior to making any such press release, public announcement or public confirmation or disclosure regarding this Agreement as it relates to the other party, and no such press release, public announcement or public information or disclosure shall be made without prior written consent and approval of the other party. The foregoing shall not preclude either party from making any disclosure that a party reasonably believes is required by operation of law, rule or regulation or disclosing that the parties have a working relationship to prospective clients.

                            [signature page follows]



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

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


SMART ENERGY SOLUTIONS, INC.                CARTER GROUP, INC.

By:  /s/ Pete Mateka                        By:  /s/ Butch Carter
     ---------------                             ----------------

Its:  CEO                                   Its:  CEO
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                                    EXHIBIT A
                                    ---------

                                   Target OEMs
                                   -----------

                                      Ford
                                 General Motors






























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